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                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference of our report dated February 6, 2001, appearing in this Annual Report on Form 10-K of Valassis Communications, Inc. for the year ended December 31, 2000 in the following Registration Statements of Valassis Communications, Inc.:

Form        Registration No.  Description
----        ----------------  -----------
Form S-8    33-59670          1992 Long-Term Incentive Plan
                              1992 Non-Employee Directors' Stock Compensation
                              Plan
Form S-8    333-00022         1992 Long-Term Incentive Plan
Form S-8    333-00024         Employees' 401(k) Retirement Savings Plan
                              Employee Stock Purchase Plan
                              Employee and Director Restricted Stock Award Plan
                              Executive Restricted Stock Award Plan
Form S-8    333-52919         1992 Long-Term Incentive Plan
Form S-8    333-74263         Amended and Restated 1992 Long-Term Incentive Plan


DELOITTE & TOUCHE LLP

Detroit, Michigan
March 27, 2001